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                                                                EXHIBIT 23.3

                               April 30, 1998

BancAmerica Robertson Stephens
J.P. Morgan & Co. Incorporated
Salomon Smith Barney
c/o BancAmerica Robertson Stephens
  As Representatives of the Several Underwriters
555 California Street, Suite 2600
San Francisco, CA  94104

        Re:     GenVec, Inc.
                ------------

Gentlemen:

        Leydig, Voit & Mayer, Ltd. hereby consents to the use of its name under the caption "Experts" in the Registration Statement of GenVec, on Form S-1 filed with the Securities and Exchange Commission on April 30, 1998.

        As stated under the caption, Leydig, Voit & Mayer, Ltd. has reviewed and approved certain statements in the Prospectus under the captions "Risk Factors", "Business Technology" and "Business-Intellectual Property". These statements are limited specifically to the following:

        A.      Under Risk Factors
                -  Intellectual Property
                   First paragraph, sentence 1
                   Second paragraph, sentences 1 and 2
                   Third paragraph, sentence 3
                   Fourth paragraph, sentences 1, 2 and 3
                   Seventh paragraph, sentence 1

        B.      Under Business
                -  Strategy
                   Sixth paragraph, sentence 2

        C.      Under Business
                -  Intellectual Property
                   First paragraph, sentence 1
                   Second paragraph, sentences 1, 2 and 5
                   Third paragraph, sentences 1 and 2
                   Fourth paragraph, sentence 3
                   Fifth paragraph, sentences 1, 2 and 3
                   Eighth paragraph, sentence 1


                                           Sincerely,

                                           LEYDIG, VOIT & MAYER, LTD.

                                           By: /s/ Leydig, Voit & Mayer, Ltd.
                                               ____________________________